UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 25, 2013

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT	06001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Matters

Magellan Health Services, Inc. (the “Company”) was notified today that Magellan Complete Care of Arizona, a joint venture owned 80% by the Company and 20% by Vanguard/Phoenix Health Plan, has not been selected as the Regional Behavioral Health Authority in GSA6 (Maricopa County).  The contract is for the management of the publicly funded behavioral health system that delivers mental health, substance abuse and crisis services for adults, youth, and children, and includes an integrated behavioral and physical health care system for individuals with Serious Mental Illness.  The Company’s existing contract to manage behavioral health services in Maricopa County began on September 1, 2007, and was previously extended through September 30, 2013; such contract generated net revenues of $758.3 million for the year ended December 31, 2012.

Magellan Complete Care of Arizona has the right to protest the State’s decision, and is currently evaluating the scoring of its bid as well as other relevant information to determine whether it will file a protest.

The Company’s full year 2013 guidance assumed that the contract would be awarded to Magellan Complete Care of Arizona.  The Company is assessing the impact of this award notification on its 2013 guidance.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of business acquired:              Not applicable.

(b)  Pro forma financial information:                  Not applicable.

(d)           Exhibits:

Exhibit Number	Description
99.1	Registrant’s press release dated March 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: March 26, 2013	By:	/s/ Jonathan N. Rubin
Name: Jonathan N. Rubin
Title: Executive Vice President and Chief Financial Officer